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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-03669 on Form S-8 of our report dated February 9, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders of Delhaize America, Inc., which is incorporated by reference in Delhaize America, Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000.


/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
September 19, 2000